UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 27, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Bonus Determination for Dr. Shusheng Zheng, Executive Vice President, Chief Operating Officer of H3C. On February 27, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of 3Com Corporation (“3Com”) approved bonus payments based on the Company’s China-based sales region’s fiscal year 2008 for Dr. Zheng. The Committee approved a regular annual bonus payment of RMB 1,407,000 (USD $205,619, based on current exchange rates) which was Dr. Zheng’s allocated portion of a larger pool set aside for China-based employees. As previously disclosed, this represents 50% of Dr. Zheng’s bonus opportunity (the other 50% was tied to consolidated 3Com metrics). In addition, under the China-based sales region’s long term incentive plan, the Committee approved a payment of RMB 3,250,308 (USD $475,000), payable over two years subject to continued employment. These bonuses were determined based on a variety of factors, including review of actual China-based sales region fiscal year 2008 financial performance against pre-established target metrics and consideration of the relative contribution of actual results to 3Com’s overall consolidated performance. The Committee also considered Dr. Zheng’s individual performance.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: March 3, 2009	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer